Exhibit 10.2

LOAN & SECURITY AGREEMENT

THIS LOAN & SECURITY AGREEMENT, dated as of March 16, 2026 (this “Agreement”), is by PROJECT G BUYER, LLC (the “Borrower”), a limited liability company duly organized and existing under the laws of the State of Texas, in favor of Lenders (defined below) from time to time party hereto, ELDRIDGE ASSET FINANCE LLC, a Delaware limited liability company (“Eldridge”), as Administrative Agent (defined below), having its principal office at 5525 Granite Parkway, Suite 1800, Plano, Texas 75024, and STONEBRIAR COMMERCIAL FINANCE LLC, a Delaware limited liability company (“SCF”), as Initial Lender (defined below), having its principal office at 5525 Granite Parkway, Suite 1800, Plano, Texas 75024.

WHEREAS, Borrower has applied to Initial Lender for a term loan, and Initial Lender has agreed to extend a term loan to Borrower in an original principal amount of One Hundred Forty Eight Million, Six Hundred Ten Thousand and No/100 Dollars ($148,610,000), and concurrently herewith, Borrower is executing a note (as amended, restated, supplemented or otherwise modified from time to time, together with all promissory notes given in substitution therefor or replacement thereof, the “Note”), in favor of Administrative Agent, for the benefit of Initial Lender.

NOW THEREFORE, in consideration of the premises, provisions and covenants contained herein, the parties hereto agree as follows:

1. Definitions. The following terms will have the following meanings, and will be equally applicable to both the singular and plural forms of the terms defined:

“Administrative Agent” means Eldridge, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Advance” means a disbursement by Lenders to or for the benefit of Borrower pursuant hereto or to the Note.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “controls” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Applicable Law” means the laws of the State of New York or the laws of the United States of America, whichever laws allow the greater interest; as such laws now exist or may be changed or amended or come into effect in the future.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12(c)), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Business Day” will mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks operating in the State of New York.

“Collateral” has the meaning given to such term in Section 3 of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or circumstance that, with the passage of time or notice, could constitute an Event of Default.

“Event of Default” means any event specified in Section 8 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Generators” means the twelve (12) SMT 130 mobile gas turbine generators as set forth on Schedule A attached hereto or delivered pursuant to the Purchase Order.

“Guarantor” means Solaris Energy Infrastructure, LLC, a Delaware limited liability company.

“Guaranty” means the Continuing Guaranty dated as of the date hereof by Guarantor in favor of Administrative Agent and the Lenders, as the same may be amended, supplemented or otherwise modified as permitted.

“Initial Lender” means SCF and its successors that have acquired all or substantially all of the assets of SCF.

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“Lender” means the Initial Lender and each of the Persons that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means a Person’s interest in any right, title or interest in any property securing an obligation owed to, or a claim by, such Person (or the Persons that such Person serves as agent or trustee for), including any mortgage, deed of trust, lien (whether statutory or otherwise), security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

“Loan” means the aggregate amount of all Advances made pursuant hereto or to the Note.

“Loan Documents” means, collectively, this Agreement, the Note, the Guaranty and all other documents, agreements, certificates and instruments executed and delivered in connection herewith and therewith, as the same may be modified, extended, restated or supplemented from time to time.

“Loan Party” or “Loan Parties” means Borrower and any guarantor (including Guarantor) of any or all of Obligations under the Loan Documents.

“Material Adverse Change” means, with respect to any Person, a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

“Maturity Date” means the earlier to occur of (a) the Stated Maturity Date and (b) the date of Payment in Full.

“Obligations” means all indebtedness, obligations and liabilities of Borrower under the Note and under this Agreement, whether on account of principal, interest, indemnities, fees (including, without limitation, attorneys’ fees, remarketing fees, origination fees, collection fees and all other professionals’ fees), costs, expenses, taxes or otherwise.

“Origination Fee” means a fee paid to Agent on the date hereof in the amount of Seven Hundred Forty-Three Thousand, Fifty and No/100 Dollars ($743,050.00) in immediately available funds, such fee to be fully earned as of the date hereof and non-refundable for any reason hereafter.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all Obligations (including, e.g., all reimbursable expenses and other Obligations other than any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon.

“Parent” means Solaris Energy Infrastructure, Inc., a Delaware corporation.

“Payment Date” means the first (1st) calendar day of each month.

“Permitted Liens” means (a) Liens and security interests in favor of Lender securing any Obligations and (b) Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens, in each case, not yet delinquent or that are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof and that, in each case, do not involve any risk (as determined in Lender’s reasonable discretion) of the sale, forfeiture or loss of any Collateral, or any interest of Borrower or Lender therein.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party or government (including any division, agency or department thereof), and the successors, heirs and assigns of each.

“Purchase Order” [INTENTIONALLY OMITTED].

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, as of any date of determination, Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Loan after giving effect to any borrowings, prepayments or repayments of the Loan occurring on or prior to such date.

“Stated Maturity Date” means April 1, 2032.

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2. The Loan.

(a) General Procedures. On the date hereof, Initial Lender may make a Loan to Borrower; provided, however, that prior to making any Loan, Administrative Agent shall have received all such items and documents pertaining to such Loan as Administrative Agent may reasonably require.

(b) Promise to Pay. For value received, Borrower promises to repay the Loan, with interest, as and when due in accordance with the Note, this Agreement and the other Loan Documents. Amounts borrowed hereunder and that are repaid or prepaid may not be reborrowed.

(c) Term and Rate. The term and annual interest rate applicable for the Loan shall be set forth in the Note. The obligation of Borrower to repay the Loan, together with interest as provided in the Note, shall commence upon the funding of the Loan and shall be unconditional.

(d) Lenders’ Records. Each Lender shall record in its records the date and amount of the Loan and each repayment thereof. The amounts so recorded shall be conclusive evidence, absent manifest error, of the principal amount owing and unpaid with respect to the Loan; provided, however, that the failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note or any other Loan Document to repay the principal amount of the Loan together with all interest accruing thereon.

(e) Use of Proceeds. The proceeds of the Loan will be used by Borrower to purchase the Collateral.

(f) Conditions Precedent. Initial Lender shall have no obligation to make the Loan unless each of the conditions precedent set forth on Schedule B hereto shall have been satisfied in a manner reasonably satisfactory to Administrative Agent.

(g) Payments. During the term of the Loan, Borrower shall make payments on each Payment Date as required by the Note. Payments of principal, interest and all other amounts due under the Note and this Agreement shall be made by wire transfer. All such payments shall be payable to Administrative Agent, for the account of Lenders, as to such account or place as Administrative Agent may designate in writing from time to time. Administrative Agent will promptly distribute to each Lender its ratable share of such payment in like funds as received to such Lender (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein or in the Note). If an Event of Default has occurred and is continuing, Administrative Agent may apply payments received or collected from Borrower or for the account of Borrower (including, the monetary proceeds of collection or of realization upon any Collateral) to the Obligations in such order and manner as Administrative Agent determines in its sole discretion. If no Event of Default shall have occurred and be continuing, all payments shall be applied as set forth in this Agreement and the Loan Documents.

(h) No Deductions or Setoff; Reinstatement of Obligations. Borrower shall make all payments to Administrative Agent, for the account of Lenders, on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restriction or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue, and this Agreement shall continue in full force and effect as if such payment or proceeds has not been received by such Lender. Borrower shall be liable to pay to each Lender, and does hereby indemnify and hold each Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section 2(h) shall remain effective notwithstanding any contrary action which may be taken by any Lender in reliance upon such payment or proceeds, and this Section 2(h) shall survive the payment of the Obligations and the termination of this Agreement.

3. Creation of Security Interest; Collateral. To secure the payment and performance of all Obligations, Borrower hereby assigns and grants to Lender a continuing general, first priority Lien on and security interest in, all Borrower’s right, title and interest in and to:

(a)

all of the assets, whether or not affixed to realty, described on Schedule A attached hereto, together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements and replacements thereof or thereto, and any and all proceeds thereof, including, without limitation, proceeds of insurance (the “Equipment Collateral”);

(b)	the Purchase Order and all other contracts and agreements providing Borrower with rights to purchase or otherwise obtain title to the Equipment Collateral; and

(c)	all proceeds of each of the foregoing.

All of the property and interests in property described in this Section 3 are herein collectively referred to as the “Collateral.”

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4. Borrower’s Representations and Warranties. Borrower represents and warrants to Administrative Agent and each Lender that:

(a) Good Standing; Qualified to do Business. Borrower (i) is a “registered organization” (as defined in the Uniform Commercial Code) duly organized, validly existing and in good standing under the laws of the State indicated in the first paragraph of this Agreement and Borrower’s exact legal name is as set forth in the first paragraph of this Agreement; (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged and (iii) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on (A) Borrower, (B) Borrower’s ability to perform its obligations under the Loan Documents or (C) the rights of Lenders hereunder or under any other Loan Documents.

(b) Due Execution, etc. The execution, delivery and performance by Borrower of each of the Loan Documents to which it is a party are within the powers of Borrower, do not contravene the organizational documents of Borrower, and do not (i) violate any law or regulation, or any order or decree of any court or governmental authority, (ii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on Borrower or any of its properties, or (iii) require the consent, authorization by or approval of or notice to or filing or registration with any governmental authority or other Person. This Agreement is, and each of the other Loan Documents to which Borrower is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(c) Financial Statements; Material Liabilities. Borrower has delivered to Administrative Agent copies of the financial statements of Borrower or Parent. All of such financial statements (including in each case the related statements and notes) fairly present in all material respects the financial position of Borrower or Parent for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as may be set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

(d) Solvency; No Liens. Borrower, Parent and each other Loan Party is solvent, is paying its debts as they become due and has sufficient capital to conduct its business. The fair salable value of Borrower’s, Parent’s and each other Loan Party’s assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured. The security interests granted herein constitute and will at all times constitute the first and only Liens on the Collateral other than Permitted Liens. Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of any other Person other than Permitted Liens.

(e) No Judgments, Litigation. No judgments are outstanding against Borrower. Parent or any other Loan Party nor is there now pending or, to the best of Borrower’s knowledge after diligent inquiry, threatened, any litigation, contested claim, or governmental proceeding by or against Borrower, Parent or any other Loan Party except judgments and pending or threatened litigation, contested claims and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect.

(f) No Defaults. Borrower is not in default under any material contract, lease, or commitment to which it is a party or by which it is bound. Borrower knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect on Borrower.

(g) Collateral Locations. On the date hereof, the Collateral is located at the place of business specified in Schedule A hereto.

(h) No Events of Default. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

(i) No Limitation on Administrative Agent’s or any Lender’s Rights. Except as permitted herein, none of the Collateral is subject to contractual obligations that may materially restrict or inhibit Administrative Agent’s or any Lender’s rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

(j) Perfection and Priority of Security Interest. This Agreement creates a valid and, upon completion of all required filings of financing statements, perfected, first-priority and exclusive security interest in the Collateral, securing the payment of all the Obligations.

(k) Model and Serial Numbers. Schedule A hereto sets forth the true and correct model number, serial number and vehicle identification number (if applicable) of each item of Collateral that is the type of equipment or other asset that is generally assigned a model, serial number or vehicle identification number.

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(l) Foreign Assets Control Regulations, Etc.

(i) Neither Borrower nor any Affiliate is (A) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (B) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (1) any OFAC Listed Person or (2) any Person, entity, organization, foreign country or regime that is subject to any OFAC sanctions program, or (C) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (A), clause (B) or clause (C), a “Blocked Person”).

(ii) No part of the proceeds from the Loan hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by Borrower or any Affiliate, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (B) otherwise in violation of U.S. Economic Sanctions.

(iii) Neither Borrower nor any Affiliate (A) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (B) to Borrower’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (C) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (D) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

5. Borrower Covenants.

(a) Existence, Compliance with Laws, Fundamental Changes. Borrower will maintain its existence and its current yearly accounting cycle, and will maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts and other rights necessary or desirable to the profitable conduct of its business. Borrower will continue in, and limit its operations to, the same general lines of business as those presently conducted by it and will comply with all applicable laws and regulations of any federal, state or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on Borrower. Borrower will give Administrative Agent at least two (2) Business Days’ prior written notice of any intent to change Borrower’s name or state of incorporation or organization.

(b) Merger, Consolidation, Etc. Without the prior written consent of Administrative Agent (such consent to be granted or withheld at Administrative Agent’s sole discretion), Borrower will not merge or consolidate with any other Person, divide itself or be divided, amend or modify its capital structure, sell or otherwise dispose of all or substantially all of its assets, or otherwise allow a Change of Control. As used herein, “Change of Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock or membership interests (as applicable) of Parent, any guarantor (including Guarantor) or Borrower or (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by persons who were neither (A) nominated by the board of directors of Borrower, nor (B) appointed by directors so nominated. For the avoidance of doubt, the occurrence of either one or both of the actions described in clauses (i) and (ii) above shall constitute a Change of Control.

(c) Maintenance of Books and Records. Borrower will maintain books and records pertaining to the Collateral in such detail, form and scope as Administrative Agent will require in its commercially reasonable judgment.

(d) Insurance. Borrower will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Administrative Agent, including, but not limited to, all risk physical damage insurance for the Collateral itself and liability coverage for personal injuries, death and/or property damage on terms satisfactory to Administrative Agent. All such policies will be made payable to Administrative Agent and its successors and assigns, in case of loss, under a standard non-contributory “lender” or “secured party” endorsement, shall name Administrative Agent, Lenders, each of their respective affiliates and any such party’s respective successors and/or assigns as an additional insured, and are to contain such other provisions as Administrative Agent may reasonably require to protect Administrative Agent and Lenders’ interests in the Collateral and

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to any payments to be made under such policies, and will provide that intentional acts of Borrower do not affect the insured’s obligations to Administrative Agent and Lenders under such endorsement. All policies shall contain a clause requiring the insurer to give Administrative Agent at least thirty (30) days’ prior written notice of any material change in the terms or cancellation of the policy and shall include a waiver of subrogation as respects Administrative Agent’s and each Lender’s insurance policies. If Borrower fails to maintain such insurance, Administrative Agent may arrange for (at Borrower’s expense and without any responsibility on Administrative Agent or any Lender’s part for) obtaining the insurance. Unless Administrative Agent otherwise agrees with Borrower in writing, Administrative Agent will have the sole right, in the name of Administrative Agent or Borrower, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Administrative Agent may, at Administrative Agent’s option, apply proceeds of insurance, in whole or in part, (i) to repair or comparably replace the Collateral or any portion of it or (ii) to satisfy any of the Obligations. Upon the request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to Administrative Agent that Borrower is in compliance with all insurance requirements set forth in this Section, which evidence so requested may include insurance certificates from each relevant insurer.

(e) Taxes. Borrower will pay, when due, all taxes, assessments, claims and other charges (herein “taxes”) lawfully levied or assessed against Borrower or the Collateral and that may impact the Collateral other than taxes that are being diligently contested in good faith by Borrower by appropriate proceedings promptly instituted and (i) for which an adequate reserve is being maintained by Borrower in accordance with GAAP or (ii) so long as Borrower has a reasonable expectation of succeeding in such contest and, in Lender’s opinion, there is no material risk of any Collateral being seized or forfeited in connection with such contest. If any taxes remain unpaid after the date fixed for the payment thereof, or if any lien will be claimed therefore, then, without notice to Borrower, but on Borrower’s behalf, Administrative Agent may pay such taxes or cause such taxes to be paid, and the amount thereof will be included in the Obligations.

(f) Borrower to Defend Collateral against Claims; Fees on Collateral. Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrower will not permit any notice creating or otherwise relating to Liens on the Collateral or any portion thereof (other than Permitted Liens) to exist or be on file in any public office. Borrower will promptly pay, when due, all material transportation, storage and warehousing charges and license fees, registration fees, assessments, charges, permit fees and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale or use of the Collateral, excluding however, all taxes on or measured by any Lender’s net income.

(g) No Change of Location, Borrower will not move or permit the movement of any Collateral from the location specified in Schedule A hereto, except that Borrower may, provided no Default or Event of Default has occurred and remains uncured, move the Collateral to other locations within the United States provided that (a) upon the request of the Administrative Agent, Borrower shall promptly deliver to the Administrative Agent an updated Schedule A to reflect the then current location of the Equipment Collateral and deliver any agreements and instruments (all in form and substance satisfactory to Lender) necessary or, in the opinion of Administrative Agent, desirable to perfect and maintain in favor of Administrative Agent a first priority security interest in the Collateral; and (b) Borrower may keep any Collateral consisting of motor vehicles, rolling stock or other mobile equipment at any location in the United States provided that it notifies Administrative Agent of such locations from time to time upon Administrative Agent’s request and if the Collateral is a titled motor vehicle, Administrative Agent’s security interest in any such Collateral remains conspicuously marked on the certificate of title thereof.

(h) Use of Collateral; Licenses. The Collateral will be operated by competent, qualified personnel in connection with Borrower’s business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws and government regulations and Borrower will use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards. Borrower will maintain the Collateral in its original condition and working order, ordinary wear and tear excepted, and, at the request of Lender, furnish all proof of maintenance. The Collateral will not be used or operated for personal, family or household purposes. Borrower will procure and maintain in effect all orders, licenses, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental body, agency or authority in connection with the delivery, installation, use and operation of the Collateral.

(i) Further Assurances; Financing Statements. Borrower will, promptly upon request by Administrative Agent, execute and deliver or obtain any document reasonably required by Administrative Agent (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute (if applicable) and file any financing statements, mortgages or other documents (all in form and substance satisfactory to Administrative Agent), mark any chattel paper,

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deliver any chattel paper or instruments to Administrative Agent, and take any other actions that are necessary or, in the opinion of Administrative Agent, desirable to perfect or continue the perfection and the first priority of Administrative Agent’s security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement. Borrower hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof will be sufficient as a financing statement where permitted by law. All costs incurred in connection with any of the foregoing shall be for the account of Borrower.

(j) No Disposition of Collateral. Borrower will not in any way hypothecate or create or permit to exist any Lien, security interest, charge or encumbrance on or other interest in any of the Collateral, except for Permitted Liens, and Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of any of the Collateral, including, but not limited to, transfer to any entity with the same or similar name as Borrower and organized under the laws of a state other than the state of Borrower’s organization on the date hereof. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Administrative Agent will continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Borrower will hold the proceeds thereof in a separate account for the benefit of Administrative Agent and Lenders. Following such a sale, Borrower will transfer such proceeds to Administrative Agent in kind, and all of the Obligations will survive until otherwise satisfied in accordance with the terms hereof and under any of the other Loan Documents.

(k) No Limitation on Lender’s Rights. Borrower will not enter into any contractual obligations which may restrict or inhibit Administrative Agent or Lenders’ rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

(l) Protection of Collateral. Administrative Agent will have the right at any time to make any payments and do any other acts Administrative Agent may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest or compromise any encumbrance, charge or Lien which, in the reasonable judgment of Administrative Agent, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. Borrower hereby agrees to reimburse Administrative Agent for all payments made and all expenses incurred under this Agreement including documented fees, expenses and disbursements of attorneys and paralegals acting for Administrative Agent or any Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts will be secured under this Agreement, and agrees Borrower will be bound by any payment made or act taken by Administrative Agent or any Lender hereunder absent such party’s gross negligence or willful misconduct. Neither Administrative Agent nor any Lender will have any obligation to make any of the foregoing payments or perform any of the foregoing acts.

(m) Delivery of Items. Borrower will promptly (but in no event later than three (3) Business Days) after its receipt thereof, deliver to Administrative Agent any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of Borrower, or will cause the issuer thereof to deliver any of the same directly to Administrative Agent, in each case with any necessary endorsements in favor of Administrative Agent.

(n) Terrorism Sanctions Regulations. Neither Loan Party, nor Parent nor any of their respective Affiliates will (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of any U.S. Economic Sanctions program sanctions imposed by the United Nations or by the European Union, or (ii) directly or indirectly to have any investment in or engage in any dealing or transaction with any Person if such investment, dealing or transaction would cause any holder to be in violation of any U.S. Economic Sanctions or any similar law or regulation with respect to any country that is subject to U.S. Economic Sanctions.

(o) Inspections. Administrative Agent may, at a reasonable time during normal business hours, at Borrower’s expense, inspect the Collateral and/or have the Collateral professionally appraised upon Administrative Agent’s request; provided, however, that so long as no Default or Event of Default has occurred and is continuing: (i) Administrative Agent shall not conduct more than one (1) inspection within any twelve (12) month period and (ii) Administrative Agent shall give Borrower at least two (2) Business Days prior notice of any inspection or on-site appraisal. Should Administrative Agent reasonably determine following any such inspection or appraisal that the Collateral is not in the condition required under this Agreement or any other Loan Document, Borrower shall promptly repair such Collateral and take all other actions reasonably necessary to restore the Collateral to the required condition, and Administrative Agent shall be entitled to reinspect the Collateral as necessary to confirm such restoration has been completed. Notwithstanding anything to the contrary herein, all reasonable and documented costs attributable to such reinspections and any restoration shall be for the account of Borrower.

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(p) Value Maintenance. Should Administrative Agent, in its reasonable discretion, determine that Borrower’s obligations under the Loan Documents exceed ninety percent (90%) of the fair market value of the Collateral, then Borrower shall, within ten (10) Business Days of Administrative Agent’s request therefor, either (i) repay the Loan in an amount or (ii) pledge additional Collateral (acceptable to Administrative Agent in its sole discretion), in each case sufficient to reduce the obligations under the Loan Documents to an amount no greater than ninety percent (90%) of the fair market value of the Collateral; provided, however, that any payment made pursuant to this clause shall not require the payment of the Prepayment Fee (as such term is defined in the Note).

(q) Condition Subsequent. On or before the date thirty (30) days from the date hereof (or such longer period reasonably acceptable to the Administrative Agent), Borrower shall deliver to Administrative Agent a collateral assignment of the Purchase Order by the applicable supplier and Borrower to Administrative Agent (for the benefit of the Lenders), such collateral assignment to be in form and substance reasonably acceptable to Administrative Agent.

For the avoidance of doubt, all covenants set forth in this Agreement or the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one or more of such covenants, the fact that such action or condition would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not act to permit such action or condition.

6. [Reserved]

7. Financial Business Information. Until the payment and satisfaction in full of all Obligations, Borrower will deliver to Administrative Agent the following financial information:

(a) Annual Financial Statements. As soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of Parent and its consolidated subsidiaries, the consolidated and consolidating balance sheet, income statement and statements of cash flows and shareholders’ equity for Parent and its consolidated subsidiaries (the “Financial Statements”) for such year, prepared in reasonable detail in accordance with GAAP and certified and accompanied by an opinion (which opinion shall not be qualified as to scope or contain any going concern or other qualification or exemption) of independent certified public accountants of recognized standing.

(b) Quarterly Financial Statements. As soon as available, but not later than sixty (60) days after the end of each fiscal quarter, internally-prepared Financial Statements for such fiscal quarter together with a certification duly executed by a responsible officer of Parent that such Financial Statements have, to Parent’s knowledge, been prepared materially in accordance with GAAP and are fairly stated in all material respects (subject to normal adjustments).

(c) Notices. As soon as practicable, and in any event within five (5) days after any Loan Party or Parent learns of the following, Borrower will give written notice to Administrative Agent of (i) any proceeding instituted or threatened to be instituted by or against Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), the outcome of which could have a Material Adverse Effect on a Loan Party or Parent, (ii) the occurrence of any Material Adverse Change with respect to Borrower, (iii) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which Borrower has taken or proposes to take with respect thereto or (iv) the occurrence of any material loss or damage with respect to any Collateral.

(d) Electronic Delivery. Financial statements, opinions of independent certified public accountants and other certificates and information required to be delivered by Parent pursuant to Sections 7(a) and 7(b) above shall be deemed to have been delivered if Parent shall have timely filed an SEC Form 10-Q or Form 10-K, satisfying the requirements of clauses (a) or (b) above, as the case may be, with the SEC or EDGAR, or such financial statements are timely posted by or on behalf of Parent on a website to which Administrative Agent has free access; provided, that upon request of Administrative Agent to receive paper copies of such deliverables, Parent will promptly deliver such paper copies to Administrative Agent.

8. Events of Default. The occurrence of any of the following events will constitute an Event of Default hereunder:

(a) failure of Borrower to pay any of the Obligations, whether at stated maturity, by acceleration, or otherwise within five (5) Business Days of the stated due date;

(b) failure of Borrower to obtain and maintain the insurance required herein;

(c) failure of a Loan Party to perform, comply with or observe any other term, covenant or agreement applicable to it contained in any of the Loan Documents and such failure will continue unremedied for a period of thirty (30) days after the earlier to occur of (i) Lender’s written notice thereof to Borrower and (ii) any Loan Party’s or Parent’s knowledge of such failure;

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(d) any representation or warranty made or deemed made by a Loan Party or Parent hereunder, under or in connection with the Financial Statements, under any other Loan Document or under any document, instrument or certificate executed by any of the Loan Parties in favor of Administrative Agent or any Lender in connection with any Loan Document, will prove to have been false, misleading, inaccurate or incorrect in any material respect when made;

(e) the admission in writing by any of the Loan Parties of its inability to pay its debts as they mature, or the calling of a meeting of any of the Loan Parties’ creditors for purposes of compromising any of the Loan Parties’ debts;

(f) the commencement by or against any of the Loan Parties of any bankruptcy, insolvency, reorganization, receivership or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for sixty (60) days following the commencement thereof, or any Loan Party or Parent takes any action authorizing any such proceedings;

(g) Parent fails to own, directly or indirectly, one hundred percent (100%) of the voting equity interests of Borrower;

(h) Guarantor fails to own, directly or indirectly, one hundred percent (100%) of Borrower;

(i) a Loan Party or Parent defaults (i) in the payment of principal of or interest on any indebtedness (other than the Obligations) that is outstanding in an aggregate principal amount of at least Ten Million and No/100 Dollars ($10,000,000) beyond any grace period provided with respect thereto and where the effect of such payment default would permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity; (ii) in the observance or performance of any other agreement or condition relating to any such indebtedness described in the foregoing clause (i) or contained in any instrument or agreement relating thereto, or any other event will occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity; or (iii) under any other agreement with Administrative Agent or any of Administrative Agent’s Affiliates, beyond any applicable grace period;

(j) one or more final judgments are rendered against any of the Loan Parties which will not be stayed, vacated, bonded or discharged within sixty (60) days, which judgments, alone or in the aggregate could have a Material Adverse Effect on any Loan Party or Parent; or

(k) any material covenant, agreement or obligation of any Loan Party or Parent contained in or evidenced by any of the Loan Documents is determined by a court of competent jurisdiction to be unenforceable, in accordance with its terms; provided that the relevant provision for such covenant, agreement or obligation is not replaced to the reasonable satisfaction of the Lender with a valid provision within fifteen (15) Business Days after any Loan Party or Parent has obtained knowledge or notice that such provision is unenforceable; any Loan Party or Parent denies or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith, or any Lien granted on any of the Collateral under any Loan Document is determined to be void, voidable or invalid, is subordinated or is not given the priority contemplated by this Agreement (except as otherwise agreed to in writing by Administrative Agent).

9. Remedies. If any Event of Default will have occurred and be continuing:

(a) Administrative Agent may, without prejudice to any of its other rights under any Loan Document or applicable law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 8(f) hereof, in which case all Obligations will automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment or protest, which are hereby expressly waived;

(b) Administrative Agent may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same;

(c) the obligation of Lenders, if any, to give additional (or to continue) financial accommodations of any kind to Borrower will immediately terminate;

(d) Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the “Code”) whether or not the Code applies to the affected Collateral and also may (i) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent

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at a place to be designated by Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale will be required by law, at least ten (10) days’ notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification. Neither Administrative Agent nor any Lender will be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(e) all cash proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Administrative Agent, be held by Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by Administrative Agent against all or any part of the Obligations (including, without limitation, any prepayment or other penalties owed by Borrower) in such order as Administrative Agent will elect. Any surplus of such cash or cash proceeds held by Administrative Agent or Lenders and remaining after the full and final payment of all the Obligations will be paid over to Borrower or to such other Person to which Administrative Agent or Lenders may be required under applicable law, or directed by a court of competent jurisdiction, to make payment of such surplus; and

(f) Administrative Agent may pursue any other rights or remedies available at law or in equity, including, without limitation, rights or remedies seeking damages, specific performance and injunctive relief, and Administrative Agent shall have the right, in its sole discretion, to exercise any one or more of the remedies described in this Section 9 or otherwise.

10. [Reserved].

11. Agency Provisions.

(a) Appointment and Authority. Each Lender hereby irrevocably appoints Eldridge to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 11 are solely for the benefit of Administrative Agent and Lenders, and neither Borrower, nor Parent nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted hereunder, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Section 11 and Section 12(i) as if set forth in full herein with respect thereto.

(b) Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or Parent or any subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders or to provide notice to or consent of Lenders with respect thereto.

(c) Exculpatory Provisions.

(i). Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent: (A) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (B) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly

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contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and (C) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(ii). Administrative Agent shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary), or (B) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by Borrower or a Lender.

(iii). Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created hereby or (E) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

(d) Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions hereof shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub-agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(f) Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or Parent or any Affiliate thereof, shall be deemed to constitute any representation or any warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its (or its Related Parties’) possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and its subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit

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analysis, appraisal and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.

(g) Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or Parent, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i). to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due to Lenders and Administrative Agent allowed in such judicial proceeding); and

(ii). to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under this Agreement or any other Loan Document.

(h) Collateral and Guaranty Matters.

(i). Each Lender irrevocably authorizes Administrative Agent, at Administrative Agent’s option and in Administrative Agent’s discretion and upon Borrower’s request to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (A) upon the Payment in Full of the Obligations and the termination of this Agreement, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, (C) that is reasonably determined by Administrative Agent to be of immaterial value with respect to the Collateral as a whole or (D) if approved, authorized or ratified in writing by the Required Lenders.

(ii). In each case as specified in this clause (h), Administrative Agent will, at Borrower’s expense, execute and deliver to the applicable Loan Party or Parent such documents as such Loan Party or Parent may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereunder.

(iii). Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party or Parent in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.

12. Miscellaneous Provisions.

(a) Notices. Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder will be given in writing and will be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid to the addresses stated below. All such notices and correspondence will be effective when received:

If to Administrative Agent or any Lender: 5525 Granite Parkway, Suite 1800, Plano, Texas 75024, ATTN: General Counsel; or such other address as will be designated by Administrative Agent to Borrower.

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If to Borrower: 9651 Katy Freeway, Suite 300, Houston, Texas 77024, ATTN: Legal Department; or such other address as will be designated by Borrower to Administrative Agent.

(b) Headings. The headings in this Agreement are for purposes of reference only and will not affect the meaning or construction of any provision of this Agreement.

(c) Assignments, etc.

(i) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Borrower, Parent or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent, such consent to be granted at Administrative Agent’s sole and absolute discretion.

(ii) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions: (A) the consent of Administrative Agent shall be required for assignments to a Person that is not a Lender; and (B) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption (with a copy to be promptly provided to Borrower). Subject to acceptance and recording thereof by Administrative Agent, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Upon request by a Lender or Administrative Agent, Borrower promptly shall execute and deliver at the direction of Administrative Agent a new Note (or new Notes) to the assignee (and, if applicable, to the assigning Lender) in exchange for the Note (or Notes) of the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the applicable terms hereof.

(iii) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of Administrative Agent’s offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the principal amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iv) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than Borrower or any of Borrower’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of a Sacred Term that affects such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest

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error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(v) Each Lender may provide to any one or more purchasers, or potential purchasers, any information or knowledge about Borrower, the other Loan Parties and the Loan. Borrower additionally waives any and all notices of sales of participation interests, as well as all notices of any repurchase of any participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the economic owners of such interests in the Loan and will have all the rights under the agreement(s) governing the sale of such participation interests or other assignment of any Lender’s interests. Borrower unconditionally agrees that a Lender or such purchaser (through a Lender) may enforce Borrower’s obligations under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser or assignee of any such interests may, unless it is a controlled Affiliate of the selling or assigning Lender, enforce its interests irrespective of any personal claims or defenses that Borrower may have against a Lender.

(d) Amendments, Waivers and Consents. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower therefrom, shall be effective unless such amendment, waiver or consent is in writing executed by Borrower and the Required Lenders, and acknowledged by Administrative Agent, or by Borrower and Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall: (i) reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive the obligation of Borrower to pay interest at the Default Rate); (ii) postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby; (iii) release (A) Borrower from its Obligations under the Loan Documents or (B) any guarantor (including Guarantor) of the Obligations from its guaranty (including the Guaranty) or limit such guarantor’s liability in respect of such guaranty, in each case, without the written consent of each Lender (unless the Borrower is making Payment in Full of the Obligations); (iv) except as expressly otherwise provided in this Agreement, release all or substantially all of the Collateral from the Liens without the written consent of each Lender (unless the Borrower is making Payment in Full of the Obligations); (v) change Section 2(g) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby; or (vi) change any provision of this clause (d) or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (clauses (i)-(vi), “Sacred Terms”).

(e) Interpretation of Agreement. Time is of the essence in each provision of this Agreement and in each other Loan Document of which time is an element, and Borrower expressly agrees not to assert, by way of motion, as a defense or otherwise, that performance by Borrower, Parent or any other Loan Party inconsistent with the time requirements set forth in this Agreement or any other Loan Document constitutes effective performance hereunder or thereunder. All terms not defined herein or in the Note will have the meaning set forth in the applicable Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Note and is not dealt with herein with more specificity, the Note will control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement will not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(f) Continuing Security Interest. This Agreement will create a continuing security interest in the Collateral and will (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of Administrative Agent and each Lender hereunder, to the benefit of Administrative Agent, each Lender and its respective successors, transferees and assigns. Upon payment in full of the Obligations, this Agreement, all other Loan Documents, and the security interest and all other rights granted hereby or thereby shall automatically terminate and, if applicable, all rights to the Collateral shall revert to Borrower; provided that all terms intended to survive termination of this Agreement or any other Loan Document shall continue in full force and effect in accordance with their terms. Following Borrower’s full, final and indefeasible payment of all the Obligations in immediately available funds, Administrative Agent will deliver or cause to be delivered

Loan & Security Agreement (Project G)	Page 14

such termination statements, releases, documents and other agreements as Borrower or its counsel may reasonably determine are necessary or appropriate in connection with Administrative Agent’s release and termination of its Liens and security interests in the Collateral. The reasonable and documented costs, if any, incurred by Administrative Agent or any Lender in connection with the preparation and delivery of such documents and agreements shall be paid by Borrower upon Administrative Agent’s demand therefor.

(g) Reinstatement. To the extent permitted by law, this Agreement and the rights and powers granted to Administrative Agent and any Lender hereunder and under the Loan Documents will continue to be effective or be reinstated if at any time any amount received by Administrative Agent or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

(h) Survival of Provisions. All representations, warranties and covenants of Borrower contained herein will survive the execution and delivery of this Agreement and will terminate only upon the full and final payment and performance by Borrower of the Obligations secured hereby.

(i) Indemnification. Borrower agrees to indemnify and hold harmless Administrative Agent, each Lender and each of Administrative Agent’s and each Lender’s successors and assigns and each of its and their agents, officers, directors, members, managers, employees and all affiliates of each of the foregoing (each an “Indemnitee”) against, and hold each such Indemnitee harmless from and against any and all Claims (other than such as may result solely from the gross negligence or willful misconduct of such Indemnitee), by paying (on an after-tax basis) or otherwise discharging same, when and as such Claims shall become due. It is the express intention of Borrower that the indemnity provided for herein includes the agreement by Borrower to indemnify the Indemnitees from the consequences of such Indemnitees’ own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify such Indemnitees with respect to Claims for which the Indemnitees are strictly liable. The term “Claims” shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that any Indemnitee has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including reasonable and documented attorneys’ fees and disbursements and any other documented legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or incurred in enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lender), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, related to or arising out of this Agreement, any other Loan Document, the Collateral or any Indemnitee’s interest in any of the foregoing. For avoidance of doubt, the indemnity is not limited to claims by third parties (other than ordinary and usual operating and overhead expenses). The provisions of this clause shall survive the expiration or termination of this Agreement and the other Loan Documents.

(j) Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of Borrower, Administrative Agent and each Lender (collectively, the “Parties”) hereunder will in all respects be governed by, and construed in accordance with, the substantive laws of the State of New York (without regard to the conflict of laws principles of such state other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law), including all matters of construction, validity and performance. The Parties agree that any action or proceeding arising under or related to this agreement may be commenced in any federal or state court sitting in the Eastern Federal District of Texas or the Southern Federal District of New York, and the Parties irrevocably submit to the jurisdiction of each such court and each of the Parties agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or the transaction contemplated hereby may not be enforced in or by such court. The Parties agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing in this Agreement or in any other Loan Document shall limit or restrict Administrative Agent’s right to commence any proceeding in the federal or state courts located in the state in which any Collateral is located to the extent Administrative Agent deems such proceeding necessary or advisable to exercise remedies available under any Loan Document or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

(k) Waiver of Jury Trial. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Loan & Security Agreement (Project G)	Page 15

(l) Delays; Partial Exercise of Remedies. No delay or omission of Administrative Agent or any Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, will impair any such right or will operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by Administrative Agent or any Lender of any right or remedy will preclude any other or further exercise thereof, or preclude any other right or remedy.

(m) Disclaimer. BORROWER ACKNOWLEDGES THAT IT HAS SELECTED THE COLLATERAL WITHOUT ANY ASSISTANCE FROM ADMINISTRATIVE AGENT, ANY LENDER, OR ADMINISTRATIVE AGENT’S OR ANY LENDER’S AGENTS OR EMPLOYEES. NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER MAKES, HAS MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY COLLATERAL OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. ALL SUCH RISKS, AS BETWEEN LENDER AND BORROWER, ARE TO BE BORNE BY BORROWER. BORROWER FURTHER AGREES THAT NONE OF ADMINISTRATIVE AGENT, ANY LENDER NOR ANY REPRESENTATIVE THEREOF SHALL HAVE ANY LIABILITY TO BORROWER FOR ANY PENAL, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOST PROFIT OR REVENUE. ANY CLAIM RELATED TO THIS AGREEMENT WILL BE COVERED SOLELY BY COMMERCIAL LEGAL PRINCIPLES. NONE OF ADMINISTRATIVE AGENT, ANY LENDER, NOR ANY REPRESENTATIVE OR ASSIGN THEREOF SHALL HAVE ANY NEGLIGENCE OR OTHER TORT LIABILITY TO BORROWER OR ANY PERSON, ARISING FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY USE OF ANY COLLATERAL

(n) Entire Agreement. Borrower, Administrative Agent and Lenders agree that this Agreement and the other Loan Documents are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(o) Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by Applicable Law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

(p) Counterparts. This Agreement and each other Loan Document may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when so executed, shall be deemed an original and all of which, taken together, shall constitute one integrated agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

(q) Effectiveness. This Agreement shall only become effective upon execution by Administrative Agent, Initial Lender and Borrower in the appropriate spaces set forth below.

[Signature page follows]

Loan & Security Agreement (Project G)	Page 16

IN WITNESS WHEREOF, the undersigned Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

PROJECT G BUYER, LLC,
as Borrower

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

ELDRIDGE ASSET FINANCE LLC,
as Administrative Agent

By:	/s/ Harrison P. Smith
Name: Harrison P. Smith
Title: Senior Vice President

STONEBRIAR COMMERCIAL FINANCE LLC,
as Initial Lender

By:	/s/ Harrison P. Smith
Name: Harrison P. Smith
Title: Senior Vice President

Loan & Security Agreement (Project G)	(Signature Page)

Schedule A

Collateral

[INTENTIONALLY OMITTED]

Loan & Security Agreement (Project G)	(Schedule B)

Schedule B

Conditions Precedent

[INTENTIONALLY OMITTED]

Loan & Security Agreement (Project G)	(Schedule B)

Exhibit A

Form of Assignment & Assumption

[INTENTIONALLY OMITTED]